EXHIBIT 99.1


LOGO



Contact:    Niagara Corporation
            Michael Scharf, CEO
            (212) 317-1000


FOR IMMEDIATE RELEASE


NIAGARA CORPORATION UNION
STRIKES HAMMOND, INDIANA FACILITY


      New York, May 18, 1998 - Niagara Corporation (Nasdaq:NIAG) announced today that the independent and unaffiliated union at its LaSalle Steel facility in Hammond, Indiana voted yesterday to reject the company's last proposal and to call a strike beginning today. In commenting on this development, Michael Scharf, Chairman and CEO of Niagara stated that, "We believe our work force at Hammond, Indiana are the highest paid hourly employees in the steel industry. They have chosen to reject a generous offer from the company. By utilizing supervisory personnel and by working extra shifts at our other facilities, we are confident that we can continue to service our valued customers."